ESCROW AND PLEDGE AGREEMENT

THIS ESCROW AND PLEDGE AGREEMENT (this “Agreement”) is dated for reference purposes September 16, 2010, and is by and between SUN LIFE ASSURANCE COMPANY OF CANADA, a Canadian corporation (“Lender”), G&E HC REIT II Pocatello MOB, LLC, a Delaware limited liability company (“Borrower”), and WESTCAP CORP., a California corporation (“Agent”).

RECITALS

A. Lender has committed to make a loan to Borrower in the amount of EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00) (the “Loan”), evidenced by Borrower’s promissory note in the amount of $8,000,000.00 (the “Note”), which Note is secured, in part, by that certain Leasehold Deed of Trust, Security Agreement and Fixture Filing dated September 1, 2010, and recorded in the real property records of Bannock County, Idaho on September 16, 2010, as Instrument No. 21015482 (the “Deed of Trust”) [Borrower and Agent hereby authorize Lender or the closing agent to insert the date and recording number of the Deed of Trust]. The Note, the Deed of Trust and all other documents evidencing, securing or relating to the Loan are hereinafter called the “Loan Documents.” All words that begin with a capital letter in this Agreement that are not defined in this Agreement, but are defined in one or more of the Loan Documents, shall have the same meaning in this Agreement as in the Loan Documents.

B. The Deed of Trust encumbers Borrower’s leasehold interest in the real property described in Exhibit A attached hereto and by this reference incorporated herein (hereinafter called the “Property”).

C. Lender has agreed to fund the Loan to Borrower so long as (1) $1,856,440.00 of the proceeds of the Loan are held back and deposited with Agent, to be held by Agent as additional security for repayment of the Loan and to be used to assist Borrower in payment of tenant improvement costs and leasing commissions for tenants to occupy space presently leased by Pocatello Health Services, LLC under a Master Lease dated November 1, 2006, all as more fully set forth below, and (2) one (1) year’s annual ground rent payment under the Ground Lease described in Exhibit A (the “Ground Lease”).

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All of the recitals set forth above are hereby incorporated into this Agreement.

2. At the time of funding the Loan, Lender shall require that the closing agent disburse ONE MILLION EIGHT HUNDRED FIFTY SIX THOUSAND FOUR HUNDRED FORTY AND 00/100 DOLLARS ($1,856,440.00) of the Loan to Agent (herein called the “Escrowed Amount”), to be held and disbursed by Agent pursuant to this Agreement. As additional security for repayment of the Note, Borrower does hereby assign, transfer and pledge to Lender, and hereby grants a security interest to Lender in, the Escrowed Amount and any and all right, title and interest in any property obtained therewith and the proceeds thereof by the investment or reinvestment of said Escrowed Amount. This security interest shall be continuing and shall cover all interest, dividends, gains, proceeds or other income which is earned by Agent by the investment or reinvestment of the Escrowed Amount.

3. Agent shall deposit the Escrowed Amount in an interest bearing account with Bank of America, N.A. (“Bank”) under Agent’s name as Collateral Agent for Sun Life Assurance Company of Canada For Mortgage Loan #716670. Any interest which accrues on the Escrowed Amount shall be added to and become a part of the Escrowed Amount.

4. Upon Lender having (a) approved a tenant and lease for said tenant’s space for a minimum term of five (5) years and minimum base rent of Seventeen and 60/100 Dollars ($17.60) per rentable square foot per year, (b) received a tenant estoppel from said tenant in form and substance satisfactory to Lender indicating that the tenant is occupying its space and paying rent or, alternatively, if the tenant has taken occupancy but not yet commenced paying rent, that the tenant improvements have been completed, that the tenant has been paid all amounts owed to it by Borrower in connection with such improvements and that the tenant certifies that Borrower is not in default under the lease nor has any event occurred that with notice, or the passage of time, or both, would put Borrower in default under the lease, and (c) received and approved evidence from Borrower that Borrower has paid all tenant improvement costs and leasing commissions for said approved lease, with such back up information as Lender may reasonably require, including but not limited to certificates of occupancy, as well as inspection, verification, and certification by Agent, together with copies of lien releases from all general contractors and subcontractors who constructed the tenant improvements, Lender shall instruct Agent to disburse a portion of the Escrowed Amount to Borrower in an amount not to exceed the lesser of (d) the amount paid by Borrower for tenant improvement costs and leasing commissions in connection with said approved lease, or (e) $50.00 per rentable square footage for the approved lease. Such disbursements shall be made within ten (10) business days of the date when Lender has received and approved all of the items set forth in (a) through (c) above. Notwithstanding anything set forth herein to the contrary, upon Lender having approved a tenant and lease for said tenant’s space for a minimum term of five (5) years and minimum base rent of Seventeen and 60/100 Dollars ($17.60) per rentable square foot per year, disbursements from the Escrowed Amount related solely to the reimbursement of leasing commissions paid by Borrower in connection with said lease shall be made within ten (10) business days from the date Lender has approved the relevant brokerage agreement or lease provision setting forth the obligation to pay the leasing commission, together with evidence reasonably satisfactory to Lender that Borrower has paid the leasing commission, which reimbursement of leasing commissions shall be applied against the maximum $50.00 per rentable square footage for the approved lease. Upon Lender confirming that (i) the building is ninety percent (90%) leased and occupied by rent paying tenants under approved leases, and (ii) the gross annual base rental income of the subject property is not less than $1,259,000 which shall be determined by multiplying the current monthly base rental due under all leases on the first of the month (excluding any tenant expense contributions) by 12, then Agent shall disburse the balance of the Escrowed Amount to Borrower.

5. At the time of funding the Loan, Lender shall require that the closing agent disburse SEVENTEEN THOUSAND SIX HUNDRED AND 00/100 DOLLARS ($17,600.00) of the Loan to Agent (herein called the “Ground Lease Rent Escrowed Amount” and together with the Escrowed Amount herein called the “Escrowed Funds”), to be held and disbursed by Agent pursuant to this Agreement. On December 1, 2012, and on the first (1st) day of each December every five years thereafter, Borrower shall deposit with Agent an amount equal to the increase in the Base Annual Rent pursuant to Section 3.2 of that certain Ground Lease described in Exhibit A attached hereto (the “Ground Lease”), which additional deposits shall become part of the Ground Lease Rent Escrowed Amount. As additional security for repayment of the Note, Borrower does hereby assign, transfer and pledge to Lender, and hereby grants a security interest to Lender in, the Ground Lease Rent Escrowed Amount and any and all right, title and interest in any property obtained therewith and the proceeds thereof by the investment or reinvestment of said Ground Lease Rent Escrowed Amount. This security interest shall be continuing and shall cover all interest, dividends, gains, proceeds or other income which is earned by Agent by the investment or reinvestment of the Ground Lease Rent Escrowed Amount.

6. Agent shall deposit the Ground Lease Rent Escrowed Amount in an interest bearing account with Bank of America, N.A. (“Bank”) under Agent’s name as Collateral Agent for Sun Life Assurance Company of Canada For Mortgage Loan #716670. Any interest which accrues on the Ground Lease Escrowed Amount shall be added to and become a part of the Ground Lease Escrowed Amount.

7. If Borrower fails to pay the Base Annual Rent under the Ground Lease, Lender shall have the right to direct Agent to pay the Base Annual Rent under the Ground Lease out of the Ground Lease Escrowed Amount. Upon the payment in full of the Note and satisfaction of all other obligations under the Loan Documents, Lender shall instruct Agent to return to Borrower the Ground Lease Escrowed Amount or so much thereof as is then being held by Agent.

8. If an “Event of Default” (as defined in the Deed of Trust) occurs and is continuing, Lender shall have the right to give written notice thereof to Agent, whereupon Agent shall deliver to Lender the full amount of the money and other property then held by Agent under this Agreement and Lender shall have the right to apply, in any amount and in any order as Lender shall determine in Lender’s sole discretion, any funds held by Lender at the time of application to pay sums due or to become due on the Note or under the Loan Documents, and to the extent said funds are applied to reduce the unpaid principal balance under the Note, such application shall entitle Lender to apply said funds to the prepayment premium described in the Note. Agent shall give prompt notice to Borrower that Lender has requested disbursement of such funds.

9. The parties agree that Agent will rely upon any notices given to it by Lender under this Agreement and that Agent shall not be required to investigate nor otherwise inquire into the propriety of such notice, but rather shall take such action as is mandated by this Agreement. Borrower hereby releases Agent from any and all liability for such action and agrees that it shall be limited to its remedies against Lender under the Note and the Loan Documents; provided, that Agent shall remain liable for its gross negligence, fraud or willful misconduct.

10. Borrower represents that it is authorized to enter into this Agreement, that it will take such other action as Lender may require in order to perfect this security interest and that it will not make any other pledge or transfer of the property pledged hereby.

11. Borrower hereby waives any right it may have to require Lender to proceed against any other security interest which also secures repayment of the Note. Lender may proceed against the security interest set forth in this Agreement and then against other security, or vice-versa, or at the same time. Borrower agrees that the laws of the State of Idaho shall apply to this Agreement.

12. No waiver or modification by any of the parties of any of the terms or conditions hereof shall be effective unless in writing and signed by the party or parties making such waiver or modification. No waiver or indulgence by Lender as to any required performance by Borrower shall constitute a waiver as to any subsequent required performance or other obligations of Borrower hereunder.

13. If any party hereto shall bring any suit or action against another for relief, declaratory or otherwise, arising out of this Agreement, the prevailing party shall have and recover against the defaulting party, in addition to court costs and disbursements, such sums as the court may adjudge to be a reasonable attorney’s fee.

14. Any notice hereunder shall be in writing, delivered in person, mailed by certified mail, return receipt requested and postage prepaid, or delivered by a commercially recognized overnight courier such as Federal Express, to the appropriate party or parties at the addresses set forth in the Deed of Trust or to such other address as the parties may hereafter designate in writing.

15. This Agreement shall be enforced and construed in accordance with the laws of the State of Idaho.

16. This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature pages of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature pages are attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto. Facsimile or email transmission of a copy of this Agreement signed by a party, and retransmission of any signed facsimile or email transmission, shall be the same as delivery of an original. At the request of any party, the parties shall confirm facsimile or email transmitted signatures by signing an original document.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow and Pledge Agreement effective as of the day and year first above written.

[Signatures of the Parties Appear on the Following Three Pages]

LENDER:

SUN LIFE ASSURANCE COMPANY OF CANADA

Per: /s/ Robert Floyd
Name: Robert Floyd
Title Senior Managing Director

Subscribing Witness

/s/ A. Deitrich

Per: /s/ Ron Shields
Name: Ron Shields
Title: Director

Subscribing Witness

/s/ A. Deitrich

I/We have the authority to bind the Corporation.

BORROWER:

G&E HC REIT II POCATELLO MOB, LLC

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Authorized Signatory

AGENT:

WESTCAP CORP.

By: /s/ Craig Rommel
Name: Craig Rommel
Title: Managing Director